Exhibit  23.2


                                    Michael  L.  Stuck  C.P.A.,  P.C.
                                    7585  East  Redfield  Road,  Suite  201
                                    Scottsdale,  Arizona  85260
                                    Telephone:  480.607.1084
                                    Fax:  480.607.1089
August  1,  2002


United  States  Securities  and  Exchange  Commission
Washington,  D.C.,  20549

                    Re:  Janel  World  Trade,  Ltd.  Form  8-K/A  Report
                         Dated  Augut  1,  2002

Gentlemen,

     I am the former independent certifying accountant for Janel World Trade, Ltd. (formerly "Wine Systems Design, Inc."). I have reviewed the disclosure of set forth in Item 4 of Janel's Form 8-K/A Report dated this date regarding the change of certifying accountants, and I agree with the statements made by Janel in response to Item 304(a) of Regulation S-K.

                                        Very  Truly  Yours,

                                        Michael  L.  Stuck  C.P.A.,  P.C.


                                        By  /s/  Michael  L.  Stuck
                                             Michael  L.  Stuck